SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2003

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. OTHER ITEMS.

On May 29, 2003, Charter Communications, Inc. announced that it had entered into a definitive agreement with WaveDivision Holdings, LLC for the sale of the Port Orchard, Washington cable television system owned by a Charter Communications, Inc. subsidiary in a transaction valued at $91 million subject to closing adjustments. On October 1, 2003, the sale closed.

ITEM 7. EXHIBITS

Exhibit Number	Description
2.1

Purchase agreement dated May 29, 2003 by and between Falcon Video Communications, L.P. and WaveDivision Holdings, LLC. (Incorporated by reference to Exhibit 2.1 to the current report on Form 8-K by Charter Communications, Inc. filed on May 30, 2003 (File No. 000-27927)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

Dated: October 1, 2003

By: /s/ Steven A. Schumm
Name: Steven A. Schumm
Title: Executive Vice President and Chief
Administrative Officer and Interim
Chief Financial Officer (Principal
Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description
2.1

Purchase agreement dated May 29, 2003 by and between Falcon Video Communications, L.P. and WaveDivision Holdings, LLC. (Incorporated by reference to Exhibit 2.1 to the current report on Form 8-K by Charter Communications, Inc. filed on May 30, 2003 (File No. 000-27927)).